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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 7, 2001

TARGET RECEIVABLES CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-26930 (Commission File Number)	41-1812153 (I.R.S. Employer Identification Number)

Target Receivables Corporation
80 South Eighth Street
14th Floor, Suite 1401
Minneapolis, Minnesota 55402
(612) 370-6530
(Address, including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Office)

Item 5: Other Events

The Monthly Servicer's Certificates for the Monthly Period ended August 4, 2001 and the Monthly Certificateholders' Statements for the Monthly Period ended August 4, 2001, with respect to the Class A Asset Backed Certificates, 6.25% Series 1997-1, the Class B Asset Backed Certificates, Series 1997-1, the Class A Asset Backed Certificates, 5.90% Series 1998-1 and the Class B Asset Backed Certificates, Series 1998-1, issued by the Target Credit Card Master Trust, were delivered to the Trustee on August 22, 2001, and the Monthly Certificateholders' Statements were then distributed to Certificateholders on August 27, 2001.

The above described Monthly Servicer's Certificates are filed as Exhibits 20.1 and 20.3 to this Report. The above described Monthly Certificateholders' Statements are filed as Exhibits 20.2 and 20.4 to this Report.

The information on Net Charge-Offs found in Section VIII(a) of the Monthly Certificateholders' Statement for both Series 1997-1 and 1998-1 reflects the inclusion of proceeds from the sale of certain previously charged-off accounts receivable which occurred during the Monthly Period ended August 4, 2001. Without the inclusion of such proceeds, Net Charge-Offs for both Series for this Monthly Period would have been 7.62%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 7, 2001
TARGET RECEIVABLES CORPORATION

	By:	/s/ Stephen C. Kowalke
	Name:	Stephen C. Kowalke
	Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
20.1	Series 1997-1 Monthly Servicer's Certificate for the Monthly Period ended August 4, 2001.
20.2	Series 1997-1 Monthly Certificateholders' Statement for the Monthly Period ended August 4, 2001.
20.3	Series 1998-1 Monthly Servicer's Certificate for the Monthly Period ended August 4, 2001.
20.4	Series 1998-1 Monthly Certificateholders' Statement for the Monthly Period ended August 4, 2001.

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SIGNATURES
EXHIBIT INDEX